Exhibit 99.1

Trade Street RESIDENTIAL Stockholders Approve Merger Agreement with Independence Realty Trust, Inc.

AVENTURA, FL, September 15, 2015 – Trade Street Residential, Inc. (NASDAQ: TSRE) (“Trade Street”), a vertically integrated and self-managed real estate investment trust ("REIT") focused on acquiring, owning, operating and managing high-quality, conveniently located, apartment communities in mid-sized cities and suburban submarkets of larger cities primarily in the southeastern United States and Texas, today announced that at the special meeting of Trade Street stockholders held today, stockholders voted to approve the proposed merger with Independence Realty Trust, Inc. (“IRT”) (NYSE MKT: IRT), pursuant to the merger agreement dated May 11, 2015. Under the merger agreement, IRT has agreed to acquire all of the outstanding common stock of Trade Street for a mix of cash and stock.

Approximately 87.0% of the votes cast at the special meeting of stockholders voted in favor of the approval of the merger and the other transactions contemplated by the merger agreement, which represented approximately 82.9% of Trade Street’s total outstanding shares of common stock as of the July 8, 2015 record date for the special meeting.

Subject to the satisfaction or waiver of the remaining conditions to closing, the merger is expected to close on Thursday, September 17, 2015. Shares of Trade Street common stock are expected to be delisted after the close of trading on September 17, 2015. Under the terms of the merger agreement, each share of Trade Street common stock will be converted automatically into the right to receive a $3.80 cash payment and 0.4108 of a newly issued share of IRT common stock. Shares of IRT common stock will continue to trade under the existing ticker symbol “IRT” on the NYSE MKT.

About Trade Street Residential, Inc.

Trade Street Residential, Inc. is a vertically integrated and self-managed real estate investment trust focused on acquiring, owning, operating and managing high-quality, conveniently located, apartment communities in mid-sized cities and suburban submarkets of larger cities primarily in the southeastern United States and Texas.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases, which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect Trade Street’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, Trade Street disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes, except as may be required by law. For a further discussion of these and other factors that could impact Trade Street’s future results, performance or transactions, see the section entitled "Risk Factors" in Trade Street’s Annual Report on Form 10-K for the year ended December 31, 2014, which Trade Street filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2015, and in other filings with the SEC.

Investor Relations:

Stephen Swett

786-248-6099
ir@trade-street.com

Media Contact:

Jason Chudoba, ICR for Trade Street

646-277-1249

Jason.Chudoba@icrinc.com